Exhibit 32.1

Statement of Chief Executive Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Knight Trading Group, Inc. (the “Company”) for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas M. Joyce, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or, 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ THOMAS M. JOYCE
Name: Title: Date:	Thomas M. Joyce Chief Executive Officer August 13, 2003

This certification accompanies this Form 10-Q and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.